Exhibit 99.1
Life Vantage Corporation investor Presentation Accredited Members Summer 2011 Investment Research Conference June 13, 2011

Forward Looking Statements This presentation contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believe,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the potential failure or unintended negative consequences of the implementation of the Company’s network marketing sales channel; the Company’s ability to retain independent distributors or to attract new independent distributors on an ongoing basis; the potential for third party and governmental actions involving the Company’s network marketing sales channel; the potential for product liability claims against the Company; the risk that government regulators and regulations could adversely affect the Company’s business; future laws or regulations may hinder or prohibit the production or sale of the Company’s existing product and any future products; unfavorable publicity could materially hurt the Company’s business; and the Company’s ability to protect its intellectual property rights and the value of its product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors”, and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this presentation. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Management Presenters Douglas C. Robinson President & Chief Executive Officer Carrie McQueen Chief Financial Officer Brooks Hybertson Scientific Advisory Board

Company Snapshot Ticker (OTCBB) LFVN Stock Price (as of 6/10/11) $1.52 Shares Outstanding (as of 6/8/11) 85 Million Equity Market Cap (as of 6/10/11) $120 Million FY11 9 Mo. Revenue $23.9 Million (241% y/y increase) FY11 9 Mo. Operating Income $1.7 Million FY11 9 Mo. Cash Flow $2.4 Million Fiscal Year End June 30th Year Founded 2003 Headquarters San Diego

Who We Are LifeVantage is a nutraceutical production and distribution company that offers unique, science-based products in the rapidly growing sales channel for dietary supplements Flagship product, Protandim®, backed by patents, considerable research, and peer-reviewed studies LifeVantage TrueScience®, a scientifically based skin cream that reduces the signs of aging Products address multi-billion dollar dietary supplement & anti-aging skincare markets Products marketed & sold through the network marketing industry Fastest growing sales channel for dietary supplements Has an appealing value proposition during times of challenging economic conditions

Investment Highlights > Products Backed by Science • Supported by multiple independent studies conducted by universities > Significant Market Opportunity Increased consumer awareness about diet and health Large and expanding nutraceutical market > International Presence Products sold in the U.S., Japan and Mexico, through a network of independent distributors and preferred and direct customers > Experienced Management Team & Industry Leading Board of Directors • Company led by an experienced team of executives and distributors with a proven track record in network marketing > Rapidly Growing Revenue Stream First 9 Month FY11 net revenue of approximately $23.9 million, 241% increase compared to prior year period FY10 net revenue of approximately $11.5 million (year ended June 30, 2010) > Generated Operating Income in Q3 FY11

Strong Management Douglas C. Robinson President & CEO WorkWell Systems; UnitedHealth Group; Deloitte Consulting; PricewaterhouseCoopers Carrie E. McQueen CFO Qthink, Inc.; Genelux Corporation; ADVENTRX Pharmaceuticals, Inc.; Singlefin, Inc.; V-Enable, Inc., Websense, Inc. Joe M. McCord, Ph.D. Chief Scientific Officer Professor of Medicine, Division of Pulmonary Sciences and Critical Care Medicine, the University of Colorado David W. Brown President of Network Nutrition Business Advisors; Metabolife Marketing Operations International; Natural Balance, Inc.

Large, Growing Market • Supplement Market In the US, supplement industry generated $26.9 billion in sales in 2009 and an estimated $ • 28.7 billion in 2010(1) Projected to grow at an average annual rate of approximately 5.3% through 2015(1) The Anti-Aging Market > Over $100 billion per year is spent fighting the aging process: Anti-Aging supplements (About $5 Billion)^) Anti-Aging services and related products (about $50 billion) with demand expected to rise(3) Other cosmetic products such as make-up (about $50 billion)(4) Exercise equipment (about $5 billion)(5) (1) 2010, Nutrition Business Journal 2005, Nutrition Business Journal 2007, Business Communications Co.; 2007, The Freedonia Group 2006, Euromonitor International 2007, Sporting Goods Manufacturers Association

Our Challenge... “... Aging is really not about preventing disease; getting rid of heart disease and cancer gains us less than a decade of life. Rather we need to slow the rate of aging to avoid the frailty that would make longevity less desirable.” Dr. Mehmet Oz Vice-Chair and Professor of Surgery, Columbia University; Times Best-Selling Author; Health Expert “Oprah Winfrey Show” It’s All About Prevention! I

Oxidative Stress Cellular & tissue damage caused by chemically reactive oxygen radicals (ROS) formed as a natural consequence of cellular metabolism Widely believed to be a key factor in aging process by triggering premature cell death As body ages, the body’s defenses against oxidative stress and free radicals decrease Linked as a causative factor in over 100 diseases Lowering oxidative stress levels known to improve overall health & wellness • Enzymes present in the body serve to inactivate ROS S Two such enzymes are SOD & CAT (levels of which decrease with age) > Nutritional benefits of food containing “direct” antioxidants widely known ... however, significant limitations have been found • Scientists estimate that an individual would need to consume the following levels of direct antioxidants to neutralize the free radicals produced in the body in a single day Protandim® is clinically proven to reduce the impact of oxidative stress

Our Scientific Breakthrough LifeVantage has a scientifically demonstrated breakthrough to help combat oxidative stress

Protandim®, the Nfr2 Synergizer™ Dietary Supplement > What is Protandim®? Unique, patented blend of phytonutrients Protandim® activates a signaling molecule called Nrf2, which upregulates genes encoding antioxidant enzymes, anti-inflammatory genes, and antifibrosis genes (the “survival genes”) Combats oxidative stress by increasing the body’s own production of powerful, natural antioxidant enzymes at the genetic level Safe and healthy dietary supplement (free of substances banned by such organizations as the International Olympic Committee, the NCAA, and the NFL Protected by Three U.S. Patents •/ Two composition of matter patents granted in 2007 & 2008 S One methods and use patent granted in 2009

• Protandim® — Academic Confirmation >The Protandim® breakthrough study has spawned many additional independent studies using Protandim® • Universities and institutions conducting research include: University of Colorado Harvard University Children’s Hospital, Denver VU University, Amsterdam, the Netherlands Northwestern University University of Michigan Louisiana State University

Protandim® — Academic Confirmation ¦ >Topics under investigation or in planning stages deal with the alleviation of oxidative stress under the following conditions: • Altitude sickness ‘ Heart disease v Skin cancer ^ Coronary artery bypass graft failure S Asthma v Smoking cessation , v Duchenne muscular dystrophy • Renal failure • Metabolic syndrome ^ Osteoarthritis • Non-alcoholic fatty liver disease • HIV/AIDS-associated lipodystrophy ‘ Multiple Sclerosis Pulmonary hypertension V Alcoholism •/ Periodontal disease Scientific evidence of Protandim [a]‘s effectiveness against disease is rapidly growing.

TrueScience® Anti-Aging Skin Cream Scientifically-based, unique skin care line launched in June 2009 Formulated to protect the skin from a variety of factors that contribute to aging and the symptoms of unhealthy skin Robust market potential for anti-aging skincare products Contains the ingredients of Protandim®, found to prevent cell damage internally • Key complementary product for Protandim® dietary supplement • Safe, natural, & supported by dermatologists

Distribution Strategy- Network Marketing > Sales of nutritional and personal care products have historically done very well in this channel • Examples: Amway, Avon, and Herbalife > Model allows for a comprehensive and individualized approach to the introduction to products and associated benefits • Sales of nutritional and personal care products are strengthened by ongoing personal contact between consumers and distributors > In 2009, more than $15 billion in U.S. nutrition industry sales were generated from non-retail channels, including the Internet, network marketers, healthcare practitioners, direct response TV, direct response radio, and mail-order catalogs/direct mail(1)

• Distributor Growth Distributor growth a key driver of expanding product awareness and future revenue growth Distributors attracted to our effective, scientifically demonstrated products Held inaugural Global Network Marketing Convention in April Over 2,000 distributors and guests in attendance Recognized top distributors (including first Master Pro 10 Distributor, who achieved monthly organizational sales volume of $1 million) Educates, motivates, and energizes distributors > Geographic diversity: currently sell our products in the US, Mexico, and Japan Began accepting applications for potential distributors in Australia in May 2011 Exploring additional markets

Recent Financial Highlights Q3 FY11 net revenue increased 270% on a year-over-year basis and 35% on a sequential basis Selling & Marketing and R & D costs increased, reflecting strategic investments to grow our business Generated operating income of $792,000 • Third consecutive quarter of positive operating income First 9 Months FY11 Cash Flow from Operations improved to $2.4 million Improved cash, cash equivalents and investments available for sale to $4.4 million Raised annual revenue and operating income guidance

Strong Revenue Growth $16,000,000 $14,000,000 $12,000,000 $10,000,000 $8,000,000 $6,000,000 $4,000,000 $2,000,000 ¦ * Forecasted revenue for Q4 assumes midpoint of annual FY11 revenue guidance

Improving Balance Sheet Committed to improving balance sheet and overall financial health of LifeVantage Management elected to redeem $3 million of remaining outstanding convertible debt Redemption notices delivered May 18th All holders have elected to convert debt into common stock All conversions expected to be completed by year-end FY11 Will decrease quarterly interest expense and remove associated debt from the balance sheet • Expect to enter FY12 with strong cash and no debt

FY11 Outlook Raised annual revenue and operating income guidance in May Expect FY11 revenue in range of $37 million — $39 million Expect FY11 operating income in range of $2.5 million — $3.0 million (operating profit margin of ~ 8%) >Improved balance sheet • Strong cash & no debt at year-end FY11 FY11 Year-End: June 30, 2011 21

Long-Term Growth Potential + + Improved financial health + Robust long-term growth opportunities for LifeVantage 22

Life Vantage Corporation